Exhibit 23.4

August 21, 2020

Bentley Systems, Incorporated
685 Stockton Drive
Exton, Pennsylvania 19341

Re:    Consent to be Named in Registration Statement

Ladies and Gentlemen:

The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended (the “Act”) to be named as a nominee for director of Bentley Systems, Incorporated (the “Company”) in the Company’s Registration Statement on Form S-1 (the “Registration Statement”) filed with the United States Securities and Exchange Commission under the Act (File No. 333-              ) and any or all amendments thereto relating to the registration of the Class B common stock of the Company in connection with its initial public offering filed by the Company in accordance with the Company’s certificate of incorporation and bylaws and accepts such nomination. The undersigned also hereby confirms the undersigned’s intent to serve as director of the Company upon consummation of the Company’s initial public offering.

Sincerely yours,

/s/ Janet Haugen
Janet Haugen